Exhibit 99.1
Press Release

May 11, 2004

FOR IMMEDIATE RELEASE…………………Photo Control Corporation, 4800 Quebec Avenue North, Minneapolis, MN (NASDAQ Small Cap-PHOC) reports earnings for the first quarter ending March 31, 2004.

SUMMARY OF EARNINGS	QUARTER ENDING

	March 31, 2004	March 31, 2003

Sales	$1,626,169	$1,471,200

(Loss) Before Income Taxes	(661,107)	(430,573)

Net (Loss)	(661,107)	(316,573)

Net (Loss) Per Common Share - Basic	(.39)	(.20)

Net (Loss) Per Common Share - Diluted	(.39)	(.20)

Contact Person:
Curtis R. Jackels
President
Photo Control Corporation

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